UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                _________________


                                    FORM 8-K




                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934






       Date of Report (Date of earliest event reported) 23 July 1999
                                                       ----------------




                        Air Products and Chemicals, Inc.
               --------------------------------------------------
               (Exact name of registrant as specified in charter)


                Delaware                                     1-4534                         23-1274455
   ----------------------------------------------     ------------------------     ---------------------------
   (State of other jurisdiction of incorporation)     (Commission file number)     (IRS Identification number)


   7201 Hamilton Boulevard, Allentown, Pennsylvania                                         18195-1501
   ------------------------------------------------                                         ----------
       (Address of principal executive offices)                                             (Zip Code)


Registrant's telephone number, including area code  (610) 481-4911
                                                    ---------------

Item 5.  Other Events.
-------  -------------

     The registrant reported net income from operations of $104 million, or diluted earnings per share of 48 cents, for the third quarter ended June 30, 1999. This excludes a charge of $9 million, or 4 cents per share, related to ongoing cost reduction programs. This compares to net income from operations of $123 million, or 56 cents per share, in last year's third quarter. Sales of $1.2 billion were up 1 percent versus last year.

     Despite softer global markets and a stronger dollar, Industrial Gas sales were flat compared to last year's third quarter. Productivity and cost reduction initiatives and improved Asian operations resulted in a 3 percent increase in operating profit. Driven by ongoing cost reduction efforts, the worldwide gases operating margin of 19.3% increased from the prior year.

     Sales in the Chemicals segment were up 6 percent, mainly due to acquisitions related to the globalization of the emulsions business. Operating profit declined as several businesses experienced margin pressure. The polyurethane intermediates and amines businesses, where substantial new investment is now on line, were impacted by customer operating problems and outages.

     As expected, Equipment and Services reported lower sales and operating income because of reduced business activity.

     Commenting on the outlook for the coming quarter, Harold A. Wagner, Chairman and Chief Executive Officer, said, "We fully expect next quarter's results to improve sequentially. This year we weathered an expected decline in our equipment business from record performance last year. We have endured difficult times in key markets and operating problems and outages from some large customers. Throughout this period, we remained focused on being ready to serve our customers as their markets recovered and on reducing our cost of doing business. As we enter the fourth quarter, we are encouraged by signs of recovery and we will continue to focus on improving our cost structure."

NOTE: The forward-looking statements contained in this document are based on current expectations regarding important risk factors. Actual results may differ materially from those expressed. Important risk factors and uncertainties include the impact of worldwide economic growth; pricing of both the Company's products and raw materials such as electricity; customer outages and customer demand; other factors resulting from fluctuations in interest rates and foreign currencies; the impact of competitive products and pricing; the success of cost control programs; and the impact of tax and other legislation and other regulations in the jurisdictions in which the Company and its affiliates operate.


Financial tables follow.

                        AIR PRODUCTS AND CHEMICALS, INC.
                  SUMMARY OF CONSOLIDATED FINANCIAL INFORMATION
                                   (Unaudited)

(Millions of dollars, except per share)
------------------------------------------------------------------------
                    Three Months Ended        Nine Months Ended
                        30 June                    30 June
                     1999        1998         1999        1998
------------------------------------------------------------------------
Sales              $1,237.8     $1,225.3     $3,765.7      $3,668.7

Net Income         $   94.6(a)  $  138.1(c)  $  327.9(b)   $  419.1(d)

Basic Earnings
Per Share          $    .45(a)  $    .64(c)  $   1.55(b)    $  1.94(d)

Diluted Earnings
Per Share          $    .44(a)  $    .63(c)  $   1.52(b)    $  1.89(d)

------------------------------------------------------------------------

Operating Return
on Net Assets(e)                                 11.0%         11.9%

Capital
Expenditures(f)                              $  868.8(g)   $  725.1

Depreciation       $  128.2     $  120.8     $  386.8      $  359.0
------------------------------------------------------------------------

(a) Includes an after-tax charge of $9.0 million, or $.04 per share for a global cost reduction program. Excluding the impact of this special item, net income was $103.6 million, basic earnings per share was $.49 and diluted earnings per share was $.48.

(b) Includes an after-tax gain of $21.3 million, or $.10 per share related to the formation of Air Products Polymers, an after-tax charge of $21.9 million, or $.10 per share related to the global cost reduction programs, and an after-tax charge of $6.4 million, or $.03 per share primarily related to Chemicals facility closure costs. Excluding the impact of these special items, net income was $334.9 million, basic earnings per share was $1.58 and diluted earnings per share was $1.55.

(c) Includes an after-tax gain of $15.4 million, or $.07 per share from the settlement of a power contract restructuring. Excluding the impact of this special item, net income was $122.7 million, basic earnings per share was $.57 and diluted earnings per share was $.56.

(d) Includes an after-tax gain of $35.1 million, or $.16 per share from the sale of the company's 50% interest in American Ref-Fuel Company, an after-tax gain of $7.6 million, or $.03 per share from a cogeneration project contract settlement, and an after-tax gain of $15.4 million, or .07 per share from the settlement of a power contract restructuring. Excluding the impact of these special items, net income was $361.0 million, basic earnings per share was $1.67 and diluted earnings per share was $1.63.

(e) Operating return on net assets (ORONA) is calculated as the rolling four quarter sum of operating income divided by the rolling five quarter average of total assets less investments in equity affiliates. The ORONA calculation excludes $34.2 million in charges related to the global cost reduction programs and $10.3 million in charges primarily related to Chemicals facility closure costs.

(f) Capital expenditures include additions to plant and equipment, investments in and advances to unconsolidated affiliates, acquisitions, and capital lease additions.

(g) Excludes the company's contribution of $121.7 million of assets to the Air Products Polymers venture.

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                               CONSOLIDATED INCOME
                                   (Unaudited)

(Millions of dollars, except per share)
----------------------------------------------------------------------------
                            Three Months Ended      Nine Months Ended
                                 30 June                30 June
                              1999       1998       1999      1998
----------------------------------------------------------------------------
SALES AND OTHER INCOME
Sales                       $1,237.8   $1,225.3    $3,765.7   $3,668.7
Other income                     2.9       11.0(a)     12.3       10.1(a)
----------------------------------------------------------------------------
                             1,240.7    1,236.3     3,778.0    3,678.8
----------------------------------------------------------------------------
COSTS AND EXPENSES
Cost of sales                  871.0      824.2(b)  2,624.1    2,471.3(b)
Selling and
 administrative                172.6      171.9(b)    524.1      494.6(b)
Research and development        29.4       28.7        90.4       82.0
----------------------------------------------------------------------------
OPERATING INCOME               167.7      211.5       539.4      630.9
Income from equity affiliates,
 net of related expenses        15.2       11.0        39.1       24.6
Gain on American Ref-Fuel sale
 and contract settlements         --       28.3          --      103.5
Net gain on formation of
  polymer venture                 --         --        31.1         --
Interest expense                39.3       42.0       120.1      121.2
----------------------------------------------------------------------------
INCOME BEFORE TAXES
AND MINORITY INTEREST          143.6      208.8       489.5     637.8
Income taxes                    44.4       70.5       149.4     217.8
Minority interest(c)             4.6         .2(a)     12.2        .9(a)
----------------------------------------------------------------------------
NET INCOME                  $   94.6   $  138.1    $  327.9   $ 419.1
----------------------------------------------------------------------------
BASIC EARNINGS PER
 COMMON SHARE               $    .45   $    .64    $   1.55   $  1.94
----------------------------------------------------------------------------
DILUTED EARNINGS PER
 COMMON SHARE               $    .44   $    .63    $   1.52   $  1.89
----------------------------------------------------------------------------
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES (in millions)   212.5      214.9       211.9     216.4
----------------------------------------------------------------------------
WEIGHTED AVERAGE NUMBER OF
 COMMON AND COMMON EQUIVALENT
 SHARES (in millions) (d)      217.0      219.9       215.9     221.3
----------------------------------------------------------------------------
DIVIDENDS DECLARED PER
 COMMON SHARE - Cash        $    .18   $    .17    $    .52   $   .47
----------------------------------------------------------------------------

(a) The results for the three and nine months ended 30 June 1998 have been restated to reflect the current year presentation of minority interest in a separate line item between income taxes and net income.

(b) The results for the three and nine months ended 30 June 1998 have been restated to reflect the current year presentation of distribution expense in cost of sales.

(c)  Minority interest primarily includes before-tax amounts.

(d) The dilution of earnings per common share is due mainly to the impact of unexercised stock options.

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                           CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)

(Millions of dollars, except per share)
----------------------------------------------------------------------------
                                               30 June       30 June
                ASSETS                           1999         1998
----------------------------------------------------------------------------
CURRENT ASSETS
Cash and cash items                             $   80.3      $110.8
Trade receivables, less allowances for
 doubtful accounts                                 922.3       852.2
Inventories                                        428.8       424.4
Contracts in progress, less progress billings       93.0        97.3
Other current assets                               184.3       197.8
----------------------------------------------------------------------------
TOTAL CURRENT ASSETS                             1,708.7     1,682.5
----------------------------------------------------------------------------
INVESTMENTS IN NET ASSETS OF AND ADVANCES TO
UNCONSOLIDATED AFFILIATES                          479.3       339.4
OTHER INVESTMENTS AND ADVANCES                      32.5        21.9
PLANT AND EQUIPMENT, at cost                     9,975.2     9,189.1
 Less - Accumulated depreciation                 4,901.6     4,569.5
----------------------------------------------------------------------------
PLANT AND EQUIPMENT, net                         5,073.6     4,619.6
----------------------------------------------------------------------------
GOODWILL                                           346.4       299.4
OTHER NONCURRENT ASSETS                            371.6       385.5
----------------------------------------------------------------------------
TOTAL ASSETS                                    $8,012.1    $7,348.3
============================================================================

    LIABILITIES AND SHAREHOLDERS' EQUITY
----------------------------------------------------------------------------
CURRENT LIABILITIES
Payables, trade and other                       $  561.4    $  530.3
Accrued liabilities                                284.1       280.3
Accrued income taxes                                18.8        74.5
Short-term borrowings                              326.3       186.7
Current portion of long-term debt                  258.7       130.8
----------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                        1,449.3     1,202.6
----------------------------------------------------------------------------
LONG-TERM DEBT                                   2,249.7     2,305.0
DEFERRED INCOME & OTHER NONCURRENT LIABILITIES     603.1       512.2
DEFERRED INCOME TAXES                              741.5       688.7
----------------------------------------------------------------------------
TOTAL LIABILITIES                                5,043.6     4,708.5
----------------------------------------------------------------------------
MINORITY INTERESTS IN SUBSIDIARY COMPANIES         136.2        12.7
----------------------------------------------------------------------------
SHAREHOLDERS' EQUITY
Common stock, par value $1 per share               249.5       249.5
Capital in excess of par value                     340.7       329.4
Retained earnings                                3,617.6     3,308.3
Accumulated other comprehensive income            (316.3)     (257.4)
Treasury stock, at cost                           (681.6)     (577.0)
Shares in trust                                   (377.6)     (425.7)
----------------------------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY                       2,832.3     2,627.1
----------------------------------------------------------------------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY      $8,012.1    $7,348.3
============================================================================

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                 CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
                                   (Unaudited)

(Millions of dollars)
-------------------------------------------------------------------------------
                                Three Months Ended        Nine Months Ended
                                     30 June                   30 June
                                 1999      1998            1999       1998
-------------------------------------------------------------------------------
NET INCOME                    $   94.6   $ 138.1      $ 327.9       $ 419.1
-------------------------------------------------------------------------------
OTHER COMPREHENSIVE INCOME,
 net of tax
  Foreign currency
   translation adjustments       (37.6)      2.1        (93.9)        (78.7)

  Unrealized gains on
   investments:
    Unrealized holding gains
     arising during the period     5.0      (1.3)         9.1            .5
    Less:  reclassification
     adjustment for gains
     included in net income         --        --           --            --
  Net unrealized gains on
   investments                     5.0      (1.3)         9.1            .5

-------------------------------------------------------------------------------
TOTAL OTHER COMPREHENSIVE
  INCOME                         (32.6)       .8        (84.8)        (78.2)
-------------------------------------------------------------------------------
COMPREHENSIVE INCOME          $   62.0   $ 138.9      $ 243.1       $ 340.9
===============================================================================

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                             CONSOLIDATED CASH FLOWS
                                   (Unaudited)

  (Millions of dollars)
-------------------------------------------------------------------------------
                                                            Nine Months Ended
                                                                30 June
                                                           1999          1998
-------------------------------------------------------------------------------
OPERATING ACTIVITIES
Net Income                                               $327.9       $419.1
   Adjustments to reconcile income to cash provided
    by operating activities:
    Depreciation                                          386.8        359.0
    Deferred income taxes                                  39.8         48.4
    Ref-Fuel divestiture deferred income taxes               --        (80.4)
    Gain on formation of polymer venture                  (31.1)          --
    Undistributed (earnings) of unconsolidated
     affiliates                                           (25.2)         6.9
    Loss (gain) on sale of assets and investments           1.4        (85.4)
    Other                                                  88.1        103.1
    Working capital changes that provided (used)
     cash, net of effects of acquisitions:
     Trade receivables                                    (66.2)        22.7
     Other receivables                                     25.1         30.9
     Inventories and contracts in progress                 13.4         (5.9)
     Payables, trade and other                             90.9        (86.6)
     Accrued liabilities                                  (54.4)       (47.0)
     Accrued income taxes                                  (5.7)        82.0
     Other                                                 (1.8)       (23.9)
    Cash (used for) discontinued operations                 1.7         (3.8)
-------------------------------------------------------------------------------
CASH PROVIDED BY OPERATING ACTIVITIES                     790.7        739.1
-------------------------------------------------------------------------------
INVESTING ACTIVITIES
Additions to plant and equipment                         (671.8)      (507.2)
Acquisitions, less cash acquired                          (75.5)      (185.7)
Investment in and advances to unconsolidated
  affiliates                                             (101.5)       (18.5)
Proceeds from sale of assets and investments               50.4        283.8
Other                                                      14.2        (26.2)
-------------------------------------------------------------------------------
CASH (USED FOR) INVESTING ACTIVITIES                     (784.2)      (453.8)
-------------------------------------------------------------------------------
FINANCING ACTIVITIES
Long-term debt proceeds                                    78.1        102.0
Payments on long-term debt                                (31.8)       (49.7)
Net increase in commercial paper                           62.8        110.2
Net increase (decrease) in other short-term borrowings     (4.7)       (16.7)
Dividends paid to shareholders                           (107.9)       (97.7)
Purchase of Treasury Stock                                (24.6)      (285.0)
Other                                                      44.2         11.9
-------------------------------------------------------------------------------
CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES           16.1       (225.0)
-------------------------------------------------------------------------------
Effect of Exchange Rate Changes on Cash                    (3.8)        (2.0)
-------------------------------------------------------------------------------
Increase in Cash and Cash Items                            18.8         58.3
Cash and Cash Items - Beginning of Year                    61.5         52.5
-------------------------------------------------------------------------------
Cash and Cash Items - End of Period                       $80.3       $110.8
===============================================================================

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The results for the three and nine months ended 30 June 1999 include a charge of $13.9 million ($9.0 million after-tax, or $.04 per share) for a global cost reduction program. This program results in a staffing reduction of 142 employees. Of the total amount charged to expense in the third fiscal quarter, $1.3 million has been incurred, and the balance is included in accrued liabilities. This program will be completed by 30 June 2000. The charges to cost of sales and selling and administrative were $5.4 million and $8.5 million, respectively.

The fiscal year 1999 global cost reduction programs began in the first fiscal quarter. The first quarter program included a staff reduction plan of 206 employees and resulted in a charge to expense of $20.3 million ($12.9 million after-tax, or $.06 per share). The results for the nine months ended 30 June 1999 include a charge of $34.2 million ($21.9 million after-tax, or $.10 per share) for the global cost reduction programs. The charges to cost of sales, selling and administrative, and research and development were $15.3 million, $17.8 million, and $1.1 million, respectively, for the nine months ended
30 June 1999.

The results for the nine months ended 30 June 1999 include a net gain of $31.1 million ($21.3 million after-tax, or $.10 per share) related to the formation of Air Products Polymers (a 65% majority owned venture with Wacker-Chemie GmbH). The gain was partially offset by costs related to an emulsions facility shutdown not included in the joint venture and for costs related to indemnities provided by Air Products to the venture.

The results for the nine months ended 30 June 1999 also include a charge of $10.3 million ($6.4 million after-tax, or $.03 per share) primarily related to Chemicals facility closure costs.

In December 1997, the Company sold its 50% interest in American Ref-Fuel Company, its former waste-to-energy joint venture with Browning-Ferris Industries, Inc. (BFI), to Duke Energy Power Services and United American Energy Corporation. This transaction provided for the sale of Air Products' interest in American Ref-Fuel's five waste-to-energy facilities for $237 million, and the assumption of various parental support agreements by Duke Energy Capital Corporation, the parent company of Duke Energy Power Services. The income statement for the nine months ended 30 June 1998 includes a gain of $62.6 million from this sale ($35.1 million after-tax, or $.16 per share).

When the 50% interest in the American Ref-Fuel Company was sold, Air Products retained a limited partnership interest in a project that was undergoing a power contract restructuring. The restructuring was completed in June 1998. The three and nine months ended 30 June 1998 include a gain, net of transaction costs, of $28.3 million ($15.4 million after-tax, or $.07 per share).

The results for the nine months ended 30 June 1998 also include a gain of $12.6 million from a cogeneration project contract settlement ($7.6 million after-tax, or $.03 per share).

SUBSEQUENT EVENT

On 13 July 1999, the Company announced that its board and the boards of L'Air Liquide S.A. ("Air Liquide") of France and The BOC Group plc ("BOC") have agreed to the terms of a recommended offer under which it and Air Liquide will acquire BOC, the leading British industrial gases company, for UK(pound)14.60 per share in cash, or a total of approximately $11.2 billion. Air Products has a UK(pound)3,950,000,000 credit agreement to provide funding for its 50% share of the offer price. The offer will formally commence in the United Kingdom upon receipt of the necessary regulatory clearances, which are expected within six months. Air Products has filed a Form 8-K with the United States Securities and Exchange Commission which provides additional details of this transaction.

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                          SUMMARY BY BUSINESS SEGMENTS
                                   (Unaudited)

(Millions of dollars)
------------------------------------------------------------------------------
                         Three Months Ended       Nine Months Ended
                               30 June                30 June
                            1999      1998        1999         1998
------------------------------------------------------------------------------
Sales:
   Industrial Gases     $  725.8    $  725.9    $2,193.6    $2,168.2
   Chemicals               415.8       393.6     1,234.5     1,152.9
   Equipment/Services       96.2       105.8       337.6       347.6
   Corporate/Other          --            --          --          --
------------------------------------------------------------------------------
      CONSOLIDATED      $1,237.8    $1,225.3    $3,765.7    $3,668.7
------------------------------------------------------------------------------
Operating Income:
   Industrial Gases     $  129.1(a) $  135.7    $  393.9(b)   $427.6
   Chemicals                47.4(a)     65.4       144.2(b)(c) 191.4
   Equipment/Services        2.3(a)     20.4        39.3(b)     50.4
   Corporate/Other         (11.1)      (10.0)(d)   (38.0)(b)   (38.5)(d)
------------------------------------------------------------------------------
      CONSOLIDATED      $  167.7    $  211.5    $  539.4    $  630.9
------------------------------------------------------------------------------
Equity Affiliates' Income:
   Industrial Gases       $  7.4    $    5.1      $ 20.7    $    8.3
   Chemicals                 3.4          .1         8.9          .5
   Equipment/Services        4.3         4.9         9.0        13.2
   Corporate/Other            .1          .9          .5         2.6
------------------------------------------------------------------------------
      CONSOLIDATED        $ 15.2    $   11.0      $ 39.1    $   24.6
------------------------------------------------------------------------------
Operating Return on Net Assets:(e)
   Industrial Gases                                 11.0%       11.6%
   Chemicals                                        13.8        17.7
   Equipment/Services                               24.5        18.6
   Corporate/Other                                   N/A         N/A
------------------------------------------------------------------------------
      CONSOLIDATED                                  11.0%       11.9%
------------------------------------------------------------------------------

(a) The results for the three months ended 30 June 1999 include the charge for the global cost reduction program in Industrial Gases ($10.7 million), Chemicals ($2.4 million), and Equipment/Services ($.8 million).

(b) The results for the nine months ended 30 June 1999 include the cost reduction charges in Industrial Gases ($27.0 million), Chemicals
     ($4.0 million), Equipment/Services ($2.7 million), and Corporate/Other ($.5 million).

(c) The results for the nine months ended 30 June 1999 also include a charge of $10.3 million primarily related to Chemicals facility closure costs.

(d) The results for the three and nine months ended 30 June 1998 have been restated to reflect the current year presentation of minority interest in a separate line item between income taxes and net income.

(e) Operating return on net assets (ORONA) is calculated as the rolling four-quarter sum of operating income divided by the rolling five-quarter average of total assets less investments in equity affiliates. The ORONA calculation excludes $34.2 million in charges related to the global cost reduction programs, and $10.3 million in charges primarily related to Chemicals facility closure costs.

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                          SUMMARY BY GEOGRAPHIC REGIONS
                                   (Unaudited)

(Millions of dollars)
----------------------------------------------------------------------------
                          Three Months Ended      Nine Months Ended
                               30 June               30 June
                            1999      1998         1999      1998
----------------------------------------------------------------------------
Sales:
   United States        $  793.5   $  832.1     $2,403.2    $2,544.8
   Europe                  369.6      331.4      1,157.5       946.5
   Canada/Latin America     47.8       55.3        151.0       159.0
   Other                    26.9        6.5         54.0        18.4
----------------------------------------------------------------------------
      CONSOLIDATED      $1,237.8   $1,225.3     $3,765.7    $3,668.7
----------------------------------------------------------------------------

Operating Income:
   United States        $  117.8(a)$  157.7 (d) $ 380.5(b)(c)$ 485.7 (d)
   Europe                   41.7(a)    50.1 (d)   141.4(b)     137.0 (d)
   Canada/Latin America      8.7        4.1 (d)    19.4         10.9 (d)
   Other                     (.5)      (0.4)       (1.9)        (2.7)
----------------------------------------------------------------------------
      CONSOLIDATED      $  167.7   $  211.5     $ 539.4      $ 630.9
----------------------------------------------------------------------------

Equity Affiliates' Income:
   United States        $    5.2   $    5.5     $  12.1      $  15.2
   Europe                    3.1        2.6         9.5          7.6
   Canada/Latin America      5.2        3.0        14.1          8.6
   Other                     1.7       (0.1)        3.4         (6.8)
----------------------------------------------------------------------------
      CONSOLIDATED      $   15.2   $   11.0     $  39.1      $  24.6
----------------------------------------------------------------------------

(a) The results for the three months ended 30 June 1999 include the charge for the global cost reduction program in the United States ($2.9 million) and Europe ($11.0 million).

(b) The results for the nine months ended 30 June 1999 include the cost reduction charges in the United States ($13.4 million) and Europe ($20.8 million).

(c) The results for the nine months ended 30 June 1999 also include a charge of $10.3 million in the United States primarily related to Chemicals facility closure costs.

(d) The results for the three and nine months ended 30 June 1998 have been restated to reflect the current year presentation of minority interest in a separate line item between income taxes and net income.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                    Air Products and Chemicals, Inc.
                                    --------------------------------
                                            (registrant)




Dated: 23 July 1999                 By:     /s/ Leo J. Daley
                                         ------------------------------
                                            Leo J. Daley
                                            Vice President - Finance
                                            (Chief Financial Officer)